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                                                                   Exhibit 10.37

                      EQUIPMENT LEASE (WITH ALL SCHEDULES)

         This Equipment Lease, No. 8520 (this Equipment Lease and all Equipment Schedules collectively be referred to herein as "Agreement") made this 25th day of October, 1999, between Picker Financial Group, L.L.C., a Limited Liability Company, 585 Miner Road, Cleveland, Ohio 44143 ("Lessor"), and Photogen, Inc., a Corporation, 7327 Oak Ridge Highway, Knoxville, TN 37931 ("Lessee").

         In consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

         1. UPGRADES: LESSOR SHALL, DURING THE TERM OF ANY EQUIPMENT SCHEDULE, MAKE AVAILABLE TO LESSEE, AT LESSOR'S THEN CURRENT RATES AND TERMS, UPGRADES TO THE EQUIPMENT THEN BEING OFFERED BY PICKER INTERNATIONAL, INC., AND AVAILABLE TO LESSOR.

         2. PROPERTY LEASED: Lessor hereby rents and leases to Lessee and Lessee hereby rents and leases from Lessor each unit of Equipment described on one or more Schedules executed pursuant to the terms hereof. Each Schedule shall be deemed an independently assignment and separate lease contract incorporating the terms and conditions of this Lease. The word "Equipment" as used herein shall mean the medical diagnostic equipment, upgrades, optional equipment, software license, fixtures or other personal property more specifically described on a Schedule, together with all parts, replacements, additions, repairs, accessions and accessories incorporated therein or affixed thereto. Options and/or accessories, including but not limited to developmental options, which are subject to backorder may be described in separate Schedules at the option of Lessor. To the extent that the terms of any Schedule conflict with the terms of this Lease, the terms of such Schedule shall prevail. To the extent that Article 2A of the Uniform Commercial Code ("Code") applies, by executing this Agreement Lessee agrees that this Agreement shall constitute a "finance lease" as defined by the Code; and Lessee represents and warrants that Lessee has been informed or advised in writing by Lessor (i) of the identity of the supplier (by reflection in the applicable Schedule) ("Supplier"), (ii) that Lessee may have rights under the related supply contract and (iii) that Lessee may contact the Supplier for a description of such rights. Lessee shall be deemed to have irrevocably accepted the Equipment on the earlier of (1) the date reflected in a complete and properly executed Certificate of Acceptance which is delivered to Lessor or (2) first clinical use of the Equipment by Lessee ("Rental Commencement Date"). Acceptance pursuant to subsection (1) or (2) of this Section shall constitute Lessee's warranty and representation that it has unconditionally accepted the Equipment. If Lessee properly rejects the Equipment by providing Lessor with written notice of non-acceptance specifying the reasons therefor within ten (10) days after completion of installation and first clinical usage, (a) Lessor and Lessee shall be relieved of all obligations under such Schedule; (b)

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Lessor shall retain any Advance Lease payments as liquidated damages for loss of a bargain and not as a penalty, and (c) Lessee shall retain all rights and obligations under any purchase order respecting the Equipment.

         3. SELECTION OF EQUIPMENT: LESSEE ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT LEASED UNDER EACH SCHEDULE WAS SELECTED BY LESSEE AND PURCHASED BY LESSOR FOR LEASE TO LESSEE, AND THAT LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE FOR LESSEE'S PURPOSES.

         4. LEASE TERM: This Agreement will become effective as of the date shown above upon its execution by both Lessee and Lessor. The Schedule term will commence on the first day of the month or quarter, as applicable ("Commencement Date"), following the Rental Commencement Date, and shall continue for the term stated on the Applicable Schedule ("Initial Term"). If Lessee does not, prior to the expiration of the Initial Term, select any of the end-of-term options set forth in the Schedule, Lessor may either terminate the applicable Schedule and remove the Equipment, or extend the term as provided in Section 14.

         5. RENT: The aggregate rent payable with respect to the Equipment shall be in the amount shown on the applicable Schedule. Lessee shall pay to Lessor the aggregate rental for the Equipment for the Initial Term, such rental to be payable in the number and in the amount of successive monthly or quarterly installments indicated on the applicable Schedule. Each installment is due and payable in advance on the first day of each calendar month or quarter until the aggregate rent is fully paid. If the Rental Commencement Date of any Schedule shall be other than the first day of the month or quarter, as the case may be, Lessee shall make rental payments ("Interim Rent") equal to one-thirtieth (1/30) of the monthly rent or one-ninetieth (1/90) of the quarterly rent set forth in the Schedule for each day from and including the Rental Commencement Date, through and including the last day of the month or quarter prior to the beginning of the Initial Term. Interim Rent is due and payable concurrently with the first rental payment of the Initial Term. All rent shall be paid at Lessor's place of business shown above, or such other place as Lessor may designate in writing to Lessee. Delinquent installments of rent, as well as all other monies due but unpaid, shall be subject to a late charge of five percent (5%) of the unpaid installment if not prohibited by law, or otherwise at the highest amount lawfully payable by Lessee.

         6. TITLE AND ASSIGNMENT: Nothing contained in any Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except as a Lessee as set forth therein, and Lessee represents and agrees that Lessee shall hold the Equipment subject and subordinate to the rights of the owner. Lessor, any assignee and any secured party (as described in Section 17), and Lessee shall furnish Lessor with such documentation as Lessor shall reasonably require with respect thereto. Lessor is hereby authorized by Lessee to cause this Lease, any Schedule or any statement or other instrument in respect of any Schedule as may be required by law showing the interest of Lessor, any assignee and any secured party in the Equipment to be filed, and Lessee agrees to execute and deliver Uniform Commercial Code financing statements, certificates of

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title and fixture filings reasonably requested by Lessor for such purpose.
Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any assignee and any secured party against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens, claims or encumbrances whatsoever (except any placed thereon by Lessor) and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any assignee and any secured party harmless from and against any loss caused thereby. It is expressly understood that all of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to realty. LESSEE AGREES THAT WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE WILL NOT ASSIGN, TRANSFER OR SUBLEASE ITS RIGHTS UNDER THIS LEASE OR ANY SCHEDULE, OR REMOVE OR SUFFER THE EQUIPMENT OR ANY PARTS THEREOF TO BE REMOVED FROM THE EQUIPMENT LOCATION SPECIFIED IN THE APPLICABLE SCHEDULE OR PERMIT THE EQUIPMENT TO BE USED BY ANYONE OTHER THAN LESSEE AND LESSEE'S EMPLOYEES AND AUTHORIZED AGENTS. Lessor shall have the right from time to time during reasonable business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence and condition of the Equipment and, at Lessor's request, Lessee will securely affix conspicuous tags or plates thereon containing a notation that the same is owned by and is the property of Lessor or its assignee, if any. Lessor shall also have the right to demonstrate and show the Equipment to others at times agreeable to Lessee.

         7.       MAINTENANCE:

                  a. If Lessee selects the "FullService" option under any Schedule, the following provisions shall apply only to Equipment supplied by Picker International; Lessee understands that Lessor is acting as an administrator for maintenance, repair and warranty work provided by Picker International ("Provider") with respect to the billing and collecting of maintenance and repair charges and is not a supplier of any maintenance or repair work. Lessee will look solely to Provider for the same, and Lessee's obligation to make Lease Payments shall remain unconditional.

                  b. The following provisions shall apply to Equipment not covered by a "FullService" option: Lessee shall, at its sole expense, at all times during the term of each Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Lessee shall not use the Equipment for any purpose other than that for which it was designed. Lessee's obligation regarding the maintenance of the Equipment shall include, without limitation, all maintenance and repair recommended or advised either by the manufacturer, government agencies, or regulatory bodies and those commonly performed in prudent business and/or professional practice. Upon return of the Equipment, Lessee shall provide Lessor with a letter from the manufacturer certifying that the Equipment meets all current specifications of the manufacturer, is in compliance with any and all pertinent governmental or regulatory rules, laws or guidelines for its operation or use, is

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         qualified for the manufacturer's maintenance contract and is at then current release, revision and engineering change levels. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee hereby assumes and agrees to pay any costs necessary to have the manufacturer re-certify the Equipment at the scheduled expiration of the Schedule term, which Schedule term shall continue upon the same terms and conditions until such re-certification has been obtained.

         8. NO WARRANTY: EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR A PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS." Lessor hereby appoints Lessee as Lessor's agent to assert, during the term of the applicable Schedule, any right Lessor may have to enforce the manufacturer's warranties, if any; provided, however, that Lessee shall indemnify and hold Lessor or its assignee harmless from and against any and all claims, costs, expenses, damages, losses and liabilities, including without limitation attorneys' fees and costs, incurred or suffered by Lessor as a result of or incident to any action by Lessee in connection therewith.

         9. LIMITATION OF LIABILITY: LESSOR SHALL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF ANY ACT OR OMISSION OR ARISING OUT OF OR IN CONNECTION WITH THE EQUIPMENT OR ITS LEASE, DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, PERFORMANCE, OR USE, INCLUDING WITHOUT LIMITATION ANY LOSS OF USE, LOST REVENUE, LOST PROFITS, OR COST ASSOCIATED WITH DOWNTIME. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE UNDER THE CODE, ARTICLE 2A.

         10. FEES AND TAXES: Lessee agrees to pay promptly when due all registration, title and license fees, assessments and sales, use, gross receipts, property, stamp, recordation, personal property and other taxes of whatsoever nature and by whomsoever payable (except Federal or state taxes levied on Lessor's net income), now or hereafter imposed by any state, Federal, local or foreign government upon the use, ownership, rental, shipment, transportation, delivery or operation of the Equipment nor upon or measured by any payments due hereunder. In the event any such registration, title and license fees, assessments, taxes, and penalties, or interest thereon, shall be paid by Lessor or if Lessor shall be so assessed or be required to collect or pay any thereof, Lessee shall reimburse Lessor therefor promptly upon demand as additional rent hereunder. Lessee agrees, at Lessee's sole expense, to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by municipal, state, Federal or foreign laws and regulations in connection with the possession, use and operation of the Equipment. Lessee identifies and agrees to hold Lessor harmless from and against any loss or damage arising from the loss, disallowance or recapture of any tax benefits anticipated to be

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realized by Lessor from the ownership of the Equipment, to the extent the same are caused by any act or omission of Lessee. This provision shall survive the expiration of the Lease and all Schedules.

         11. RISK OF LOSS, INDEMNITY AND LIABILITY INSURANCE: Lessee indemnifies and agrees to hold Lessor, its agents, any assignee and any secured party harmless from and against any and all claims, costs, expenses, damages and liabilities (including without limitation such claims, costs, expenses, damages and liabilities based on liability in tort including without limitation strict liability in tort), including reasonable attorneys' fees, arising out of the ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this section to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the gross negligence or willful misconduct of such indemnified party. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against. Lessee shall be entitled to control the defense thereof, so long as Lessee is not in default hereunder; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee. The obligations contained in this paragraph continue beyond the termination of this Lease and all Schedules if the liability relates to an event occurring during the term of the Lease or any Schedule. Effective upon delivery of the Equipment to Lessee under the applicable Schedule and during the Initial Term and any extended term, Lessee shall, at its own expense, cause to be carried and maintain comprehensive general liability insurance with regard to risks customarily insured against in the medical field. Such risks shall include, without limitation, the risks of death, bodily injury and property damage associated with the Equipment. The amount of such general liability insurance shall not be less than $3,000,000 per occurrence. Such insurance shall survive the expiration or other termination of the applicable Schedule with regard to claims which relate to events occurring during the term of the applicable Schedule. Each insurance policy will name Lessee as an insured and Lessor, and Lessor's successor assignee, if any, as additional insureds thereto as their interests may appear, and shall contain a clause requiring the insurer to give Lessor and Lessor's successor assignee, if any, at least thirty (30) days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee or its sub-lessee user, if applicable, is covered by professional liability insurance in amounts customarily carried against risks customarily insured against in the medical field.

         12. PROPERTY INSURANCE: During the term of this Lease and while any obligation is owed to Lessor by Lessee under any Schedule issued pursuant hereto, Lessee agrees and acknowledges that all risks of loss, theft, damage or destruction of the Equipment subsequent to delivery and from any cause whatsoever shall be borne by Lessee. In the event that any item of Equipment shall become lost, stolen, destroyed or damaged beyond repair for any reason, or in the event of any condemnation, confiscation, theft, or seizure or acquisition of title to or use of

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such item, Lessee shall promptly pay to lessor all rent then due, plus the
Casualty Value. As used herein, "Casualty Value" of any Equipment means, as of the date of determination, the sum of (a) the aggregate of all rentals for the remaining term of the Schedule relating to such Equipment, discounted to present value at such date at the rate of five percent (5%) per annum, plus (b) the estimated fair market value of such Equipment at the end of such term, as determined by Lessor in its sole discretion. Lessee, at its own expense, shall obtain and maintain for the Initial Term of any Schedule and any extended term property damage insurance against all risk of loss or damage to the Equipment, including loss by electrical injury and mechanical breakdown (boiler and machinery endorsement), earthquake and flood, in such form and with such insurers as shall be acceptable to Lessor; provided, however, that the amount of insurance against loss or damage to the Equipment shall not be less than the Casualty Value. The proceeds of such insurance, at the option of Lessor, shall be applied toward (a) the replacement, restoration or repair of the lost or damaged Equipment, in which case the related Schedule shall remain in full force and effect with respect to the replacement Equipment or the restored or repaired Equipment, or (b) the payment to Lessor of the Casualty Value, in which case the related Schedule shall terminate. Each insurance policy will name Lessee as an insured and Lessor, and Lessor's successor or assignee, if any, as loss payees thereof as their interests may appear, and shall contain a clause requiring the insurer to give Lessor and Lessor's successor assignee, if any, at least thirty
(30) days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment or any part thereof, and at Lessor's request, to appoint Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts with respect to any loss or damage under any insurance policy maintained hereunder.

         13. USE OF EQUIPMENT: LESSEE REPRESENTS TO LESSOR THAT THE EQUIPMENT WILL BE USED BY LESSEE SOLELY FOR BUSINESS OR COMMERCIAL PURPOSES. The operation and use of the Equipment shall be solely at the risk of Lessee and not of Lessor. Lessee warrants that the Equipment will at all times be used and operated in compliance with the conditions of any applicable insurance, by competent and trained operators in accordance with the vendor's or manufacturer's instructions and under and in compliance with the laws of the jurisdiction in which such Equipment may be operated; which operators are covered by professional liability insurance in amounts customarily carried against risks customarily insured against in the medical field, and in compliance with all lawful acts, rules, regulations and orders of any judicial, legislative or regulatory body having power to regulate or supervise the use of such property; provided, however, that Lessee may in good faith contest in any reasonable manner the application of any such rules, regulations or orders to the extent that such contest does not adversely affect the title of Lessor to any unit of Equipment, create any lien or encumbrance against the Equipment or result in the forfeiture or sale of any of the Equipment. Lessee shall not alter, modify or make additions or improvements to the Equipment without

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Lessor's prior written consent. Unless otherwise agreed in writing, any such alterations, modifications, additions or improvements shall forthwith upon the making thereof become the property of Lessor and shall be subject to the terms of this Lease.

         14. RETURN OF EQUIPMENT: Upon the expiration or other termination of the Initial Term of the related Schedule or any extension thereof in respect to any of the Equipment, and unless the Equipment is purchased by Lessee, Lessee will surrender and return possession of such Equipment to Lessor in good order and repair, ordinary wear and tear excepted. Upon expiration of the applicable Schedule and surrender of the Equipment to Lessor, Lessor shall arrange for its removal and return at Lessor's expense (with the exception of magnetic resonance imaging equipment, the removal and return of which shall be at Lessee's expense). The cost of Equipment removal prior to expiration of the Schedule shall be at Lessee's expense. In the event Lessee makes structural modifications to the premises after the Equipment has been placed at the Equipment location, and such modification impedes the removal of the Equipment, the cost of removing and restoring the impediments shall be assumed by Lessee. If Lessee shall fail to return the Equipment as provided herein, then, at Lessor's exclusive option, this Lease and the applicable Schedule may be continued on a month-to-month (or quarter-to-quarter) basis until Lessee returns the Equipment to Lessor, on not less than thirty (30) days notice. In the event this Lease and applicable Schedule are so continued, Lessee shall pay to Lessor rent in the highest periodic amounts as provided in the applicable Schedule for the Equipment not returned.

         15. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute an Event of Default hereunder:

                  a. Lessee fails to pay any installment of rent or other amount when due;

                  b. Lessee breaches any representation or warranty made herein, or in the applicable Schedule;

                  c. Lessee fails to observe or perform any of its obligations required to be observed or performed by Lessee under this Lease and the applicable Schedule, or relating to any other obligation or indebtedness of Lessee to Lessor otherwise owing or due by Lessee to Lessor in any other agreement now or hereafter executed between the parties hereto and such failure shall continue uncured for twenty (20) days after written notice thereof to Lessee by Lessor;

                  d. Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee,

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                  custodian, receiver ore liquidator of it or of all or any
                  substantial part of its assets or properties; or its shareholders take any action looking to its dissolution or liquidation, or an order for relief is entered under the United States Bankruptcy Code against Lessee;

                  e. Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or within thirty (30) days after the appointment without Lessee's consent or acquiescence of any trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

                  f. Lessee defaults under any Schedule or any other agreement executed at any time with Lessor or its assignee.

         16. REMEDIES: Upon the occurrence of any Event of Default, Lessor may at its option do any or all of the following: (i) by notice to Lessee, terminate this Lease as to any or all Schedules; (ii) whether or not this Lease and/or any Schedule(s) are so terminated, take possession of any or all of the Equipment listed on such Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing, or Lessor may cause Lessee and Lessee hereby agrees, to return said Equipment to Lessor as provided in this Lease; (iii) declare all sums due and to become due hereunder for the full term of the applicable Schedule(s) immediately due and payable; (iv) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value (as such term is defined in Section 12) due under any Schedule, which amount shall become immediately due and payable; (v) sell, dispose of, hold, use or lease any Equipment as Lessor, in its sole discretion may determine; and (vi) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or applicable law including without limitation the right to recover damages for breach hereof. Except as to items or Schedules with respect to which Lessor has elected to terminate, this Lease and all Schedules shall remain in full force and effect and Lessee shall be obligated to perform all acts, obligations and to pay all rent and other amounts required under this Lease and such Schedules. In the event that Lessee shall have paid to Lessor the liquidated damages referred to in (iv) above, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the term of the Schedule for such Equipment (after deduction of all expenses incurred by Lessor), said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default, including but not limited to all court costs and reasonable attorney fees. Lessee hereby agrees that, in any event, it will remain liable for any deficiency after any sale, lease or other disposition by Lessor. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

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         17. ASSIGNMENT: Lessor may assign a Schedule and/or grant a security interest in the related Equipment in whole or in part, without notice to Lessee, and any such assignee or secured party may reassign the Schedule and such interest without notice to Lessee. Lessee agrees to execute and deliver such documents as any such assignee or secured party may reasonably request in connection with such assignment or loan. Each assignee or secured party shall have all the rights but none of the obligations of Lessor under the applicable Schedule, and Lessee shall, upon receipt of proper notice thereof, recognize each such assignment or grant of security interest and shall comply with the directions or demand given in writing by any such assignee or secured party. Lessee shall not assert against the assignee or secured party any defense, counterclaim or set-off that Lessee may have against Lessor. It is further acknowledged and agreed that the assignee shall be entitled to all of Lessor's rights, privileges and powers, but none of Lessor's obligations, under this Agreement and that any assignment by Lessor shall not materially change Lessee's obligations or increase Lessee's burdens hereunder.

         18. NO AGENCY: No person except a duly authorized officer of Lessor shall have any power to modify, amend or waive any of the provisions hereunder, and all sums to be paid hereunder shall be paid only in the name of and to Lessor or to its assignee. Neither the manufacturer or other vendor of the Equipment nor any salesman or agent thereof is an agent of Lessor, and no such person is authorized to waive, alter or amend any term or condition hereof or to make any representation on behalf of Lessor.

         19. FINANCIAL STATEMENTS: Lessee agrees to provide Lessor as soon as available and in any event within ninety (90) days after the end of each fiscal year of Lessee a copy of its audited statement of income and surplus for such year and its balance sheet as at the end of such year, all in reasonable detail and certified by an independent certified public accountant, without material qualification and in form consistent with statements of previous years, and promptly upon Lessor's request, a copy of its interim statement of income and balance sheet for the most recent quarter, and such other financial information as is reasonably requested by Lessor. Lessor shall have the right, without liability, to decline to enter into any Schedule (whether or not submitted to Lessee for signature by Lessee) if, in Lessor's sole opinion, any material adverse change in the business, condition (financial or otherwise) or prospects of Lessee shall have occurred prior to the Rental Commencement Date for such Schedule.

         20. ABSOLUTE LEASE: THIS LEASE IS IRREVOCABLE FOR THE FULL TERM AND FOR THE AGGREGATE RENTALS AS SET FORTH IN EACH SCHEDULE. LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT SUCH SCHEDULE CONSTITUTES A NET LEASE AND THAT LESSEE'S OBLIGATION TO PAY ALL RENT AND ANY AND ALL AMOUNTS PAYABLE BY LESSEE UNDER ANY SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER, AND THAT SUCH PAYMENTS SHALL BE AND CONTINUE TO BE PAYABLE IN ALL EVENTS. LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR IS NOT THE

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MANUFACTURER OR SUPPLIER OF ANY EQUIPMENT, NOR IS LESSOR THE MAINTENANCE, REPAIR
OR EQUIPMENT WARRANTY WORK PROVIDER AND THAT LESSEE WILL NOT OFFSET, WITHHOLD OR FAIL TO MAKE ANY PAYMENT TO LESSOR BY REASON OF ANY CLAIM RELATED TO THE MANUFACTURE OF THE EQUIPMENT OR A DEFECT IN THE EQUIPMENT OR TO MAINTENANCE, REPAIR, OR WARRANTY WORK.

         21. SEVERABILITY: In the event any section or paragraph is invalidated for any reason whatsoever, the parties agree that this Lease and all Schedules shall remain binding between them and in full force and effect except for such invalidated section or paragraph.

         22. REPRESENTATIONS AND WARRANTIES: Each party hereby represents, warrants and covenants that, with respect to this Lease and each Schedule executed hereunder, (a) the execution, delivery and performance thereof have been duly authorized, (b) the individual executing such was duly authorized to do so, and (c) this Lease and each Schedule constitute legal, valid and binding agreements enforceable in accordance with their respective terms.

         23. GOVERNING LAW AND JURISDICTION: THIS LEASE AND ANY SCHEDULES ENTERED INTO INCORPORATING THE TERMS OF THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT REGARD TO ITS CHOICE OF LAW RULES. LESSEE EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY. The parties hereto hereby agree that actions arising out of this Lease and/or any Schedule, may be litigated under the laws of the State of Ohio, and that service of process by certified mail, return receipt requested, will be sufficient to confer personal jurisdiction over the parties hereto. Each of the parties hereto submits to the jurisdiction of the courts of the State of Ohio.

         24. GENERAL PROVISIONS: It is understood and agreed that, so long as Lessee is not in default thereunder, Lessee shall peacefully and quietly hold the Equipment during the term hereof without interference from Lessor. Any obligation of Lessor shall be excused to the extent Lessor is delayed or hindered or prevented from complying therewith because of any matter beyond its control. All of Lessee's covenants herein shall survive the termination of this Lease and the return of the Equipment. Notices hereunder shall be given in writing and mailed to the other party at the address specified for each herein. Notices cannot be waived except by the written consent of the party entitled to receive such notice. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and until complete performance by Lessee of said covenant or condition. Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or by law or in equity despite said forbearance or indulgence. Section headings are for convenience and are not a part of this Lease. This Lease (including the Lease, each Schedule, and any addendum to either or both thereof) embodies the entire agreement between Lessor and Lessee with respect to the subject matter hereof, and nothing is to be construed as conveying to Lessee any rights in the Equipment except as Lessee thereof and on the terms and conditions herein provided. THERE ARE NO ORAL COVENANTS OR AGREEMENTS MADE BY EITHER PARTY HERETO EXCEPT AS REDUCED TO WRITING HEREIN. NEITHER THIS LEASE NOR ANY SCHEDULE MAY BE TERMINATED, MODIFIED OR AMENDED, AND NO WAIVER OF ANY PROVISION HEREIN OR THEREIN SHALL BE DEEMED TO HAVE OCCURRED REGARDLESS OF THE ACTION OR INACTION OF LESSOR IN CONNECTION THEREWITH EXCEPT ON THE WRITTEN AGREEMENT OF THE PARTIES HERETO. NEITHER THIS LEASE NOR ANY SCHEDULE SHALL BE BINDING UPON LESSOR UNLESS EXECUTED ON BEHALF OF LESSOR BY ITS DULY AUTHORIZED OFFICER. LESSEE CERTIFIES THAT IT HAS READ AND RECEIVED A COPY OF THIS AGREEMENT. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER OF THE EQUIPMENT NOR ANY SALESPERSON OR OTHER AGENT OR EMPLOYEE OF THE SUPPLIER IS AN AGENT OF THE LESSOR OR HAS ANY AUTHORITY TO SPEAK FOR OR TO BIND LESSOR IN ANY WAY. LESSOR IS NOT AN AGENT OR REPRESENTATIVE OF THE SUPPLIER. LESSEE HEREBY AUTHORIZES LESSOR TO RELY ON FACSIMILE SIGNATURES OF LESSEE AND AGREES TO PROVIDE THE ORIGINAL OF THE PERTINENT DOCUMENT TO LESSOR WITHIN FIVE BUSINESS DAYS AFTER FACSIMILE TRANSMISSION.

LESSOR:                                LESSEE:
         PICKER FINANCIAL GROUP,                PHOTOGEN, INC..
         L.L.C.

By:     /s/ Karen L. Sawonik                   /s/ John Smolik
   ----------------------------------  ----------------------------
                                       By: John Smolik
Title: Karen L. Sawonik, Dir. of Ops.  Title: President

EQUIPMENT SCHEDULE NO. 0001                                    / / TRUELEASE-TM-
---------------------------                     Lease Type   /X/ FULLSERVICE-TM-
                                                           / / LEASEPURCHASE-TM-

--------------------------------------------------------------------------------


This Schedule is entered into October 25, 1999, and constitutes an independent lease incorporating the terms and conditions of the Equipment Lease NO. 8520 ("Lease") dated October 25, 1999 by and between PICKER FINANCIAL GROUP, L.L.C. ("Lessor") and Photogen, Inc. ("Lessee"). All capitalized terms in this Schedule shall have the meanings ascribed to them in the Lease. To the extent that the terms of this Schedule conflict with the terms of the Lease, the terms of this Schedule shall control.


            Description of Equipment                Term of Lease                     Aggregate Rental
                                                      In Months           (including service for FullService only)
One (1) Picker PQ5000 A CT                                60                            $1,858,656.00
w/AcQsim, together with all
accessories.  Reference Picker Quote
No. 500-8396.

                                                     TOTAL                              $1,858,656.00


Supplier Name & Address:________________________________________________________

(If no name is shown above, the Supplier is Picker International, Inc., 595 Miner Road, Cleveland, OH 44143)

Equipment Location: Tufts University School of Veterinary Medicine, 200 Westboro
                    Rd., North Grafton, MA 01536

Advance Rental: $28,748.00 (plus all applicable taxes)
/ / 1st Payment          /X/ Last Payment          / / Other ___________________
Other Payments (if applicable) Describe:

The Aggregate rent of $1,858,565.00 (including service for FullService only) shall be paid in 12 monthly payments of $17,146.00 each, and followed by 48 monthly payments of $28,748.00, each commencing upon the Commencement Date.

Rate Adjustments: Lessee authorizes Lessor to increase the rental payment amounts by not more than 1% for each 1% (or prorata for any fraction of 1%) change in the average yield of similar term Treasury Notes from the date of Lessor's proposal to the Rental Commencement Date.

End of Term Options: Upon no more than one hundred eighty (180) days but no less than ninety (90) days prior to the end of the Initial Term of this Schedule or any subsequent extension term thereof, Lessee may select any of the following end-of-term options: (i) renewal of the Schedule

(ii) purchase of Equipment for its then fair market value (iii) return the Equipment. If the Equipment is returned, dismantlement and shipping cost will be borne by Lessor.

THE EQUIPMENT SHALL BE SOLD TO LESSEE AND LESSEE SHALL TAKE POSSESSION OF THE EQUIPMENT "AS IS" AND "WHERE IS" AND WITHOUT WARRANTY OF ANY KIND, INCLUDING THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND OF MERCHANTABILITY. ALL TAXES ATTRIBUTABLE TO THE TRANSACTION HEREIN CONTEMPLATED SHALL BE BORNE EXCLUSIVELY BY LESSEE.

/X/LESSEE HEREBY ELECTS TO OBTAIN MAINTENANCE FROM PICKER
INTERNATIONAL, INC. (CHECK IF APPLICABLE).  IF BOX IS CHECKED,
DESCRIPTION OF APPLICABLE MAINTENANCE PROVISIONS BETWEEN LESSEE
AND PICKER INTERNATIONAL, INC. IS SHOWN ON REVERSE SIDE.

--------------------------------------------------------------------------------

Accepted (Date): October 26, 1999               Executed on: 10/25/99

PICKER FINANCIAL GROUP, L.L.C.                  PHOTOGEN, INC.
(Lessor)                                        (Lessee)

By: /s/ Karen L. Sawonik                        By: /s/ John Smolik
Director of Operations                          President

                                 Y       N

Insurance Provided by Lessor    / /     /X/

This is counterpart #3 of 3 serially numbered, manually executed counterparts. To the extent that this document constitutes chattel paper, no security interest in this document may be created through the transfer and possession of any counterpart other than counterpart #1.

Lessee: Photogen, Inc.
Address:

Equipment Lease No. 8520 dated as of October 25, 1999

                                    ADDENDUM

         WHEREAS, Picker Financial Group, L.L.C. ("Lessor") and the above described Lessee ("Lessee") have determined that it is to their mutual benefit to make certain amendments to the above described Equipment Lease ("Lease").

         NOW, THEREFORE, for good and valuable consideration, intending to be legally bound and pursuant to the Terms and Conditions of the Lease, it is hereby agreed as follows:

         1. The second sentence of Section 11 is hereby amended by the deletion of "gross." The sixth sentence of Section 11 is hereby amended by the insertion of "veterinary" immediately prior to "medical."

         2. The eighth sentence of Section 12 is hereby amended by the insertion of "following an Event of Default," immediately prior to "to appoint Lessor."

         3. The second sentence of Section 14 is hereby amended by the deletion of "(with the exception of magnetic resonance imaging equipment, the removal and return of which shall be at Lessee's expense)."

         4. The second line of Section 15 is hereby amended by the insertion of "within five (5) days of" immediately prior to "when due."

         5. Section 16 is hereby amended by the insertion of the following sentence at the end thereof "Notwithstanding any provision contained herein to the contrary Lessor shall only be entitled to exercise such remedies provided herein to obtain one full and complete recovery from Lessee or any other party liable hereunder."

         6. Lessee covenants that upon the occurrence of any Event of Default and until all payments of rent, taxes and other amounts due and payable by Lessee under the Lease have been paid in full, Lessee shall not make any distribution to holders of its outstanding stock, its officers or directors, of cash dividends, redemption payments, return of capital or similar transactions (provided, that Lessee will nonetheless be entitled to pay normal salaries, benefits, expense reimbursement and scheduled payments on Lessee's $1,000,000 debt described below)."

         7. Lessee covenants that on or prior to December 31, 1999 Lessee shall obtain an additional equity contribution of not less than $4,000,000 and debt financing of not less than $1,000,000.

         8. It is expressly agreed by the parties that this Addendum is supplemental to the Lease which is by reference made a part hereof and all the Terms and Conditions and provisions thereof unless specifically modified herein, are to apply to this Addendum and are made a part of this Addendum as though they were expressly rewritten, incorporated and included herein. In the event of any conflict, inconsistency or incongruity between the provisions of this Addendum and any of the provisions of the Lease, the provision of this Addendum shall in all respects govern and control.

         IN WITNESS WHEREOF, the parties have caused this Addendum to be executed on the dates set forth below.

Lessee: Photogen, Inc.                        Picker Financial Group, L.L.C.

By: /s/ John Smolik                           By: /s/ Karen L. Sawonik

Print Name: John Smolik                       Print Name: Karen L. Sawonik

Title: President                              Title: Director of Operations

Date: 10/25/99                                Date: October 26, 1999

                          COLLATERAL SECURITY AGREEMENT

         This COLLATERAL SECURITY AGREEMENT ("Agreement") is entered into as of ___________, 1999 by and between Photogen, inc., a corporation having offices located at 7327 Oak Ridge Highway, Suite B, Knoxville, Tennessee 37931 ("Lessee") and Picker Financial Group, L.L.C., a limited liability company having offices located at 600 Beta Drive, Mayfield Village, Ohio 44143 ("Lessor").

                                   WITNESSETH

         WHEREAS, Lessee has requested Lessor to lease various items of software and equipment pursuant to Master Lease Schedules (each a "Lease" and collectively "Leases") issued under that certain Master Lease Agreement dated as of by and between Lessee and Lessor ("Master Lease"); and

         WHEREAS, Lessor is willing to enter into the Leases, but only upon Lessee's agreement with the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. ADDITIONAL COLLATERAL. As additional security for the performance when due of all of Lessee's obligations under the Leases, Lessee shall provide Lessor with a cash security deposit in the amount of $500,000 ("Security Deposit). The Security Deposit shall be due prior to the Commencement Date of the first Lease. Upon the occurrence of an Event of Default, as defined in any Lease, Lessor may without notice to lessee and at Lessor's sole discretion, apply all or a portion of the amounts then comprising the Security Deposit to the cure of such Event of Default. As collateral for the performance when due of all of Lessee obligations under the Master Lease, Lessee hereby grants Lessor a first priority security interest in the Security Deposit, all Gains, as defined herein, and all proceeds of the foregoing.

         2. INVESTMENT OF SECURITY DEPOSIT. The Security Deposit shall be invested by Lessor for the benefit of Lessee and according to Lessee's written instructions. It is agreed that the investment of the Security Deposit shall be conservative in nature with a primary objective of maintaining the principal balance. All investment directions requested by Lessee shall be subject to Lessor's prior written approval, such approval not to be unreasonably withheld. Initially, the Security Deposit shall be invested in an account ("Initial Account") established in the name of Lessor at an FDIC insured nationally recognized financial institution offering interest bearing money market accounts ("Financial Institution"). The Initial Account, and any subsequent investment of the Security Deposit shall be made in the name of Lessor and Lessor shall have exclusive control over such accounts. Lessee shall be responsible for any and all taxes that may accrue based upon dividends, distributions, interest and/or any other gains arising as a result of the investment of the Security Deposit (collectively, "Gains"). For the purposes hereof, Gains shall constitute part of the Security Deposit. If, at any time, Lessor is required to pay any taxes related to the Security Deposit and/or any Gain, Lessor shall have the right to set off the amount of such tax from the funds then constituting the Security Deposit.

         3. PERIODIC REDUCTION OF SECURITY DEPOSIT. Provided no Event of Default has occurred and remains uncured under any Lease, Lessor shall release to Lessee a portion of the Security Deposit in accordance with the following schedule: upon Lessor's receipt of the first eighteen (18) monthly payments under Lease #8520, Lessor shall release $100,000 of the Security Deposit to Lessee; upon Lessor's receipt of the first thirty (30) monthly payments under Lease #8520, Lessor shall release $100,000 of the Security Deposit to Lessee; upon Lessor's receipt of the first forty-two (42) monthly payments under Lease #8520, Lessor shall release $100,000 of the Security Deposit to Lessee; upon Lessor's receipt of the first fifty-one monthly payments under Lease #8520, Lessor shall release $100,000 of the Security Deposit to Lessee; and upon Lessor's receipt of the first sixty (60) monthly payments under Lease #8520, Lessor shall release the balance of the Security Deposit to lessee. All releases of the Security Deposit as set forth above are contingent upon sufficient funds being then available for release.

         4. NOTICES. Any notice, demand or request required hereunder shall be given in writing to the addresses set forth below via personal service, facsimile or overnight courier.

                  If to Lessor

                  Picker Financial Group, L.L.C.
                  600 Beta Drive
                  Mayfield Village, Ohio 44143
                  Attention: Director of Operations

                  If to Lessee:

                  Photogen, Inc.
                  7327 Oak Ridge Highway, Suite B
                  Knoxville, Tennessee 37931
                  Attention: President

         Such addresses may be changed by notice to the other party given in the same manner as provided above.

         5. FEES AND EXPENSES. Lessee shall reimburse Lessor for all costs relating to the establishment of the Initial Account and subsequent accounts according to the directions of Lessee. Lessee shall be responsible for all costs associated with the investment of the Security Deposit and the opening of the accounts. It is anticipated that the Initial Account will be maintained without change for the entire term of Lease #8520 and that Lessor shall not be required to contact the Financial Institution to establish new accounts and/or convey investment instructions. If Lessor is required to contact the Financial Institution for such reasons more than one (1) time, Lessor reserves the right to charge Lessee $50.00 for each subsequent contact with Financial Institution requested by Lessee. Lessor shall be entitled to deduct such fees and expenses from the Security Deposit.

         6. INVESTMENT INFORMATION. Lessor shall provide Lessee with a copy of all investment information received from the Financial institution and shall consent to Lessee obtaining such information directly from the Financial Institution. However, under no circumstances shall Lessee be entitled to make withdrawals or direct the Financial Institution to invest the Security Deposit in any way, such rights being specifically reserved for Lessor.

         7. DEFAULT. In the event that Lessee shall breach any of the terms hereof and such breach is not cured to Lessor's satisfaction within five (5) days, such breach shall be an Event of Default under the Leases. In the event of a conflict between the terms of this Agreement and the terms of the Master Lease, the terms hereof shall take priority.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

LESSOR: Picker Financial Group, L.L.C.    LESSEE: Photogen, Inc.

By: /s/ Karen L. Sawonik                  By: /s/ John Smolik

PRINT NAME: Karen L. Sawonik              PRINT NAME: John Smolik

TITLE: Director of Ops.                   TITLE: President